                         SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, D.C.  20549


                              ------------------------


                                     FORM  8-K


                                   CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report  (Date of earliest event reported):  January 7, 1998


                                Data I/O Corporation
               (Exact name of registrant as specified in its charter)


                                    Washington
                   (State of other jurisdiction of incorporation)


             0-10394                              91-0864123
     (Commission File Number)           (IRS Employer Identification No.)


  10525 Willows Road N.E., Redmond, WA                           98073-9746
  (Address of principal executive offices)                       (Zip Code)


         Registrant's telephone number, including area code:  (425) 881-6444


                                    Not Applicable
            (Former name or former address, if changed since last report)


                                  Page 1 of 3 Pages

ITEM 5.  OTHER EVENTS


See the following press release, dated April 7, 1998, announcing the selection of a new Chief Executive Officer and President starting May 1, 1998.


FOR IMMEDIATE RELEASE

For more information contact:

Frances M. Conley                            Joel S. Hatlen
Chairman, Data I/O                           Vice President/CFO, Data I/O
(206)447-8909                                (425)881-6444


                            DATA I/O ANNOUNCES NEW CEO

REDMOND, WASHINGTON -- April 7, 1998 -- Data I/O-Registered Trademark-Corporation (NASDAQ: DAIO) announced today that David C. Bullis has been selected as the new chief executive officer and president of Data I/O Corporation starting May 1, 1998.

Dave Bullis is currently senior vice president of Synopsys, Inc., where he has been responsible for the company's electronic design automation ("EDA") modeling and verification businesses. He has also held positions of senior vice president and general manager, vice president engineering, vice president of sales and marketing and president/chief executive officer at various companies in EDA and electronic instrumentation during his career. Prior to Synopsys, he was vice president and general manager for Logic Modeling and was a founder of Summation, Inc.

Dave holds a BSEE from Iowa State University and an MSEE from Colorado State University. "Data I/O Corporation is fortunate to have found a leader with Dave's range of relevant experience," said Fran Conley, chairman of the board of directors. "The board of directors has done a comprehensive search, and we are confident that Dave will lead the company to new levels of success."

CORPORATE INFORMATION

Data I/O Corporation, which celebrated its 25th anniversary in 1997, is the world leader in device programming and handling solutions, providing the most comprehensive product offering from design through manufacturing of programmable integrated circuits. It is the first and only device programming systems supplier to receive ISO 9001 certification. The company, which is publicly traded (NASDAQ: DAIO), is headquartered in Redmond, Wash., and has sales and service offices worldwide. The company's worldwide web address is http://www.data-io.com.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Data I/O Corporation


April 10, 1998                By /s/Joel S. Hatlen
                                -----------------------
                              Joel S. Hatlen
                              Vice President - Finance
                              Chief Financial Officer
                              Secretary and Treasurer